       As filed with the Securities and Exchange Commission on April 3, 1998


                                                     Registration No. 333-_____

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                     FORM S-8
                              REGISTRATION STATEMENT
                                    UNDER THE
                              SECURITIES ACT OF 1933

                        HEALTH SYSTEMS DESIGN CORPORATION
                (Exact name of issuer as specified in its charter)

             Delaware                                       94-3235734
      (State or jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                      Identification No.)

                         1330 Broadway, Oakland, CA 94612
                     (Address of Principal Executive Offices)

                        HEALTH SYSTEMS DESIGN CORPORATION
                        1996 OMNIBUS EQUITY INCENTIVE PLAN
                             (Full Title of the Plan)

                               Russell J. Harrison
                      President and Chief Executive Officer
                        Health Systems Design Corporation
                                  1330 Broadway
                                Oakland, CA  94612
                                  (510) 763-2629
            (Name, address and telephone number of agent for service)

                                     Copy to:
                               John F. Seegal, Esq.
                        Orrick, Herrington & Sutcliffe LLP
                                400 Sansome Street
                               San Francisco, CA  94111

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                   Proposed        Proposed
Title of                           Maximum         Maximum
Securities         Amount          Offering        Aggregate     Amount of
  to be            to be           Price           Offering     Registration
Registered       Registered        Per Share*      Price*           Fee*
-------------------------------------------------------------------------------
Common Stock,    500,000 shares    $8.00         $4,000,000.00   $1,180.00
and Options to
Purchase Common
Stock
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee on the basis of $8.00 per share, the average of the high and low prices for the Common Stock on April 1, 1998 as reported by NASDAQ.

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of Health Systems Design Corporation (the "Registrant") filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Registrant's common stock set forth in the Registrant's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Sixth, Section 2 of the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Article Five, Section 1 of the Registrant's By-Laws provides for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.

The Registrant has entered into indemnification agreements with each director which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.   EXHIBITS

4.1 Health Systems Design Corporation 1996 Omnibus Equity Incentive Plan, as amended (and incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1, Commission File No. 333-00094, and to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, Commission File No. 333-26725).

4.2 Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, Commission File No. 333-26725).

5.1  Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1 Consent of Independent Public Accountants.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit
     5.1 to this Registration Statement.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California on the 17 day of March, 1998.


HEALTH SYSTEMS DESIGN CORPORATION
(Registrant)


 /s/ Russell J. Harrison
-----------------------------------
       Russell J. Harrison
       President and Chief
       Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                            Title                      Date

Principal Executive Officer:

 /s/ Russell J. Harrison
----------------------------
    Russell J. Harrison             President and              March 17  , 1998
                                    Chief Executive           ----------
                                    Officer

Principal Financial Officer
and Accounting Officer:


 /s/ Steven J. Correia
----------------------------
    Steven J. Correia               Chief Financial            March 17 , 1998
                                    Officer                   ----------

Directors:


 /s/ Russell J. Harrison
----------------------------
    Russell J. Harrison             Director                   March 17  , 1998
                                                              ----------

 /s/ Richard C. Auger
----------------------------
    Richard C. Auger                Director                   March 17  , 1998
                                                              ----------

  /s/ Catherine C. Roth
----------------------------
    Catherine C. Roth               Director                   March 17  , 1998
                                                              ----------

----------------------------
    Christopher J. Herron           Director                             , 1998
                                                              ----------

----------------------------
    J. Matthew Mackowski            Director                             , 1998
                                                              ----------

 /s/ Arthur M. Southam
----------------------------
    Arthur M. Southam               Director                    March 18 , 1998
                                                              ----------

A majority of the members of the Board of Directors.

                                  EXHIBIT INDEX


4.1 Health Systems Design Corporation 1996 Omnibus Equity Incentive Plan, as amended (and incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1, Commission File No. 333-00094, and to
     Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, Commission File No. 333-26725).

4.2  Form of Non-Qualified Stock Option Agreement (incorporated by reference to
     Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, Commission File No. 333-26725).

5.1  Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1 Consent of Independent Public Accountants.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5.1 to this Registration Statement.